Exhibit 32.1

CERTIFICATION

In connection with the Amendment No. 1 to the Annual Report of Anavex Life Sciences Corp. (the “Company”) on Form 10-K/A for the fiscal year ending September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), we, Christopher Missling, Chief Executive Officer (Principal Executive Officer) and Sandra Boenisch, Principal Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: January 25, 2019
/s/ Christopher Missling
Christopher Missling, PhD
Chief Executive Officer, President, Secretary (Principal Executive Officer)

/s/ Sandra Boenisch
Sandra Boenisch, CPA, CGA
Principal Financial Officer, Treasurer (Principal Financial and Accounting Officer)